Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Chief Marketing Officer	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE FIRST QUARTER OF 2026 AND AN INCREASE IN ITS QUARTERLY DIVIDEND

TUPELO, MISSISSIPPI (April 28, 2026) - Renasant Corporation (NYSE: RNST) (the “Company”) today announced earnings results for the first quarter of 2026.

(Dollars in thousands, except earnings per share)	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Net income and earnings per share:
Net income	$88,228	$78,948	$41,518
Merger and conversion related expenses (net of tax)	—	(7,931)	(593)
Basic EPS	0.94	0.84	0.65
Diluted EPS	0.94	0.83	0.65
Adjusted diluted EPS (Non-GAAP)(1)	0.93	0.91	0.66
Impact to diluted EPS from merger and conversion related expenses (net of tax)	—	(0.08)	(0.01)

The Company also announced today that the Company’s Board of Directors has approved a quarterly cash dividend of $0.24 per share to be paid June 30, 2026, to shareholders of record as of June 16, 2026. This represents a $0.01 increase in the Company’s quarterly dividend.

“Two years ago, we challenged ourselves by setting aspirational goals to improve the financial performance of Renasant. The strong financial results for the first quarter exceeded the goals we set for ourselves and reflect the strong performance of our team. We are also pleased to announce our second dividend increase within the last six months,” remarked Kevin D. Chapman, President and Chief Executive Officer of the Company. “We believe we are well positioned to build upon this success in future quarters as our team remains focused on growing customer relationships and hiring talent throughout our Southeastern markets.”

Quarterly Highlights

Performance Metrics
•Return on assets was 1.33% for the first quarter of 2026, up from 0.94% in the first quarter of 2025
•Return on average equity for the first quarter of 2026 was 9.20%, up from 6.25% in the first quarter of 2025
•Return on average tangible common equity (non-GAAP)(1) was 16.36% for the first quarter of 2026, up from 10.16% in the first quarter of 2025
•Our efficiency ratio improved to 55.73% for the first quarter of 2026, down from 65.51% in the first quarter of 2025, and the adjusted efficiency ratio (non-GAAP)(1) improved to 52.82% for the first quarter of 2026, down from 64.43% in the first quarter of 2025

Earnings
•Net income for the first quarter of 2026 was $88.2 million; diluted EPS and adjusted diluted EPS (non-GAAP)(1) were $0.94 and $0.93, respectively
•Net interest income (fully tax equivalent) for the first quarter of 2026 was $228.4 million, down $3.9 million linked quarter
•For the first quarter of 2026, net interest margin was 3.87%, down 2 basis points linked quarter. Adjusted net interest margin (non-GAAP)(1) was 3.61%, down 1 basis point linked quarter
•Cost of total deposits was 1.94% for the first quarter of 2026, down 3 basis points linked quarter
•Noninterest income decreased $0.9 million linked quarter
•Mortgage banking income increased $0.5 million linked quarter. The mortgage division generated $542.3 million in interest rate lock volume in the first quarter of 2026, up $52.8 million linked quarter. Gain on sale margin was 1.85% for the first quarter of 2026, down 14 basis points linked quarter
•Noninterest expense decreased $15.4 million linked quarter, which includes a $10.6 million decrease in merger and conversion related expenses. The Company continued to realize cost savings from the integration with The First Bancshares, Inc. in the first quarter of 2026

Balance Sheet
•Loans decreased $71.8 million linked quarter, representing a 1.5% annualized net loan decrease
•Securities increased $225.3 million linked quarter. The Company purchased $379.0 million in securities during the first quarter which was offset by a negative fair market value adjustment in the Company’s available-for-sale portfolio of $15.9 million and cash flows related to principal payments, calls and maturities of $141.5 million
•Deposits at March 31, 2026 increased $626.4 million linked quarter. Seasonal increases in public fund deposits contributed $380.4 million to the overall increase. Noninterest bearing deposits increased $139.5 million linked quarter and represented 23.5% of total deposits at March 31, 2026

Capital and Stock Repurchase Program
•Book value per share and tangible book value per share (non-GAAP)(1) both increased 1.4% linked quarter
•During the first quarter of 2026, the Company repurchased $75.0 million of common stock at a weighted average price of $39.53. In April, an additional $25.0 million has been repurchased at a weighted average price of $38.36
•Effective April 28, 2026, the Company’s Board of Directors increased the amount authorized for repurchase under the Company’s stock repurchase program by $100.0 million. This plan, under which the Company is authorized to repurchase outstanding shares of its common stock either in open market purchases or privately negotiated transactions, will remain in effect until the earlier of October 2026 or the repurchase of the entire amount authorized under the plan. With this increase, as of April 28, 2026, approximately $136.8 million in repurchase authorization remains available under the program.
Credit Quality
•The Company recorded a provision for credit losses on loans and unfunded commitments of $4.2 million and $3.9 million, respectively for the first quarter of 2026, representing a decrease of $1.2 million and $1.6 million, respectively, linked quarter
•The ratio of the allowance for credit losses on loans to total loans was 1.56% at March 31, 2026, up 2 basis points linked quarter
•The coverage ratio, or the allowance for credit losses on loans to nonperforming loans, was 147.71% at March 31, 2026, compared to 167.00% at December 31, 2025
•Net loan charge-offs for the first quarter of 2026 were $2.3 million, or 0.05% annualized, down $6.8 million linked quarter
•Nonperforming loans to total loans increased to 1.06% at March 31, 2026 compared to 0.92% at

December 31, 2025, and criticized loans (which include classified and Special Mention loans) to total loans decreased to 2.77% at March 31, 2026, compared to 2.94% at December 31, 2025

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Income Statement

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Interest income
Loans held for investment	$295,397	$305,604	$308,110	$301,794	$196,566
Loans held for sale	2,876	3,617	4,675	4,639	3,008
Securities	32,266	30,232	30,217	28,408	12,117
Other	7,581	7,480	8,096	9,057	8,639
Total interest income	338,120	346,933	351,098	343,898	220,330
Interest expense
Deposits	103,860	105,673	115,573	111,921	79,386
Borrowings	10,701	13,867	12,005	13,118	6,747
Total interest expense	114,561	119,540	127,578	125,039	86,133
Net interest income	223,559	227,393	223,520	218,859	134,197
Provision for credit losses
Provision for loan losses	4,224	5,473	9,650	75,400	2,050
Provision for unfunded commitments	3,856	5,462	800	5,922	2,700
Total provision for credit losses	8,080	10,935	10,450	81,322	4,750
Net interest income after provision for credit losses	215,479	216,458	213,070	137,537	129,447
Noninterest income	50,272	51,125	46,026	48,334	36,395
Noninterest expense	155,328	170,750	183,830	183,204	113,876
Income before income taxes	110,423	96,833	75,266	2,667	51,966
Income taxes	22,195	17,885	15,478	1,649	10,448
Net income	$88,228	$78,948	$59,788	$1,018	$41,518

Adjusted net income (non-GAAP)(1)	$88,071	$86,879	$72,917	$65,877	$42,111
Adjusted pre-provision net revenue (“PPNR”) (non-GAAP)(1)	$118,294	$118,335	$103,210	$103,001	$57,507

Basic earnings per share	$0.94	$0.84	$0.63	$0.01	$0.65
Diluted earnings per share	0.94	0.83	0.63	0.01	0.65
Adjusted diluted earnings per share (non-GAAP)(1)	0.93	0.91	0.77	0.69	0.66
Average basic shares outstanding	93,693,615	94,469,544	94,623,551	94,580,927	63,666,419
Average diluted shares outstanding	94,228,343	95,172,380	95,284,603	95,136,160	64,028,025
Cash dividends per common share	$0.23	$0.23	$0.22	$0.22	$0.22
(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Performance Ratios

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Return on average assets	1.33%	1.17%	0.90%	0.02%	0.94%
Adjusted return on average assets (non-GAAP)(1)	1.33	1.29	1.09	1.01	0.95
Return on average tangible assets (non-GAAP)(1)	1.51	1.35	1.06	0.13	1.01
Adjusted return on average tangible assets (non-GAAP)(1)	1.51	1.47	1.27	1.18	1.02
Return on average equity	9.20	8.14	6.25	0.11	6.25
Adjusted return on average equity (non-GAAP)(1)	9.19	8.95	7.62	7.06	6.34
Return on average tangible equity (non-GAAP)(1)	16.36	14.80	11.87	1.43	10.16
Adjusted return on average tangible equity (non-GAAP)(1)	16.33	16.18	14.22	13.50	10.30
Efficiency ratio (fully taxable equivalent)	55.73	60.23	67.05	67.59	65.51
Adjusted efficiency ratio (non-GAAP)(1)	52.82	53.52	57.51	57.07	64.43
Dividend payout ratio	24.47	27.38	34.92	2200.00	33.85

Capital and Balance Sheet Ratios

	As of
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Shares outstanding	92,881,329	94,636,207	95,020,881	95,019,311	63,739,467
Market value per share	$36.13	$35.22	$36.89	$35.93	$33.93
Book value per share	41.63	41.05	40.26	39.77	42.79
Tangible book value per share (non-GAAP)(1)	25.00	24.65	23.77	23.10	27.07
Shareholders’ equity to assets	14.27%	14.52%	14.31%	14.19%	14.93%
Tangible common equity ratio (non-GAAP)(1)	9.08	9.26	8.98	8.77	9.99
Leverage ratio(2)	9.54	9.61	9.46	9.36	11.39
Common equity tier 1 capital ratio(2)	11.22	11.24	11.04	11.08	12.59
Tier 1 risk-based capital ratio(2)	11.22	11.24	11.04	11.08	13.35
Total risk-based capital ratio(2)	14.77	14.78	14.88	14.97	16.89

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

(2) Preliminary

Noninterest Income and Noninterest Expense

(Dollars in thousands)	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Noninterest income
Service charges on deposit accounts	$14,740	$14,535	$13,416	$13,618	$10,364
Fees and commissions	4,654	5,192	4,167	6,650	3,787
Wealth management revenue	8,678	8,572	8,217	7,345	7,067
Mortgage banking income	9,435	8,924	9,017	11,263	8,147
BOLI income	3,689	3,697	4,235	3,383	2,929
Other	9,076	10,205	6,974	6,075	4,101
Total noninterest income	$50,272	$51,125	$46,026	$48,334	$36,395
Noninterest expense
Salaries and employee benefits	$91,749	$98,082	$98,982	$99,542	$71,957
Data processing	5,221	5,636	5,541	5,438	4,089
Net occupancy and equipment	18,031	16,123	18,415	17,359	11,754
Other real estate owned	1,399	481	328	157	685
Professional fees	4,402	4,327	3,435	4,223	2,884
Advertising and public relations	4,599	4,314	5,254	4,490	4,297
Intangible amortization	8,220	8,465	8,674	8,884	1,080
Communications	4,009	4,493	3,955	3,184	2,033
Merger and conversion related expenses	—	10,567	17,494	20,479	791
Other	17,698	18,262	21,752	19,448	14,306
Total noninterest expense	$155,328	$170,750	$183,830	$183,204	$113,876

Mortgage Banking Income

(Dollars in thousands)	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Gain on sales of loans, net(1)	$5,305	$5,243	$5,270	$5,316	$4,500
Fees, net	2,842	2,970	3,050	3,740	2,317
Mortgage servicing income, net	1,288	711	697	2,207	1,330
Total mortgage banking income	$9,435	$8,924	$9,017	$11,263	$8,147
(1) Gain on sales of loans, net includes pipeline fair value adjustments

Balance Sheet

(Dollars in thousands)	As of
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Assets
Cash and cash equivalents	$1,216,980	$1,070,718	$1,083,785	$1,378,612	$1,091,339
Securities held to maturity, at amortized cost	1,006,511	1,030,073	1,051,884	1,076,817	1,101,901
Securities available for sale, at fair value	2,809,647	2,560,818	2,512,650	2,471,487	1,002,056
Loans held for sale, at fair value	230,980	265,959	286,779	356,791	226,003
Loans held for investment	18,975,248	19,047,039	19,025,521	18,563,447	13,055,593
Allowance for credit losses on loans	(295,862)	(293,955)	(297,591)	(290,770)	(203,931)
Loans, net	18,679,386	18,753,084	18,727,930	18,272,677	12,851,662
Premises and equipment, net	463,723	465,141	471,213	465,100	279,011
Other real estate owned	12,954	15,191	10,578	11,750	8,654
Goodwill	1,406,667	1,405,840	1,411,711	1,419,782	988,898
Other intangibles	138,392	146,612	155,077	163,751	13,025
Bank-owned life insurance	494,874	492,541	488,920	486,613	337,502
Mortgage servicing rights	64,850	65,271	65,466	64,539	72,902
Other assets	582,310	480,178	460,172	457,056	298,428
Total assets	$27,107,274	$26,751,426	$26,726,165	$26,624,975	$18,271,381

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$5,183,426	$5,043,960	$5,238,431	$5,356,153	$3,541,375
Interest-bearing	16,916,058	16,429,110	16,186,124	16,226,484	11,230,720
Total deposits	22,099,484	21,473,070	21,424,555	21,582,637	14,772,095
Short-term borrowings	305,863	555,774	606,063	405,349	108,015
Long-term debt	500,342	499,756	558,878	556,976	433,309
Other liabilities	334,667	337,921	310,891	301,159	230,857
Total liabilities	23,240,356	22,866,521	22,900,387	22,846,121	15,544,276

Shareholders’ equity:
Common stock	488,612	488,612	488,612	488,612	332,421
Treasury stock	(173,835)	(103,494)	(90,297)	(90,248)	(91,646)
Additional paid-in capital	2,388,649	2,392,997	2,389,033	2,393,566	1,486,849
Retained earnings	1,263,116	1,196,522	1,139,600	1,100,965	1,121,102
Accumulated other comprehensive loss	(99,624)	(89,732)	(101,170)	(114,041)	(121,621)
Total shareholders’ equity	3,866,918	3,884,905	3,825,778	3,778,854	2,727,105
Total liabilities and shareholders’ equity	$27,107,274	$26,751,426	$26,726,165	$26,624,975	$18,271,381

Net Interest Income and Net Interest Margin

(Dollars in thousands)	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Loans held for investment	$19,035,115	$299,125	6.37%	$19,041,103	$309,667	6.45%	$12,966,869	$199,504	6.24%
Loans held for sale	211,507	2,876	5.44%	254,086	3,617	5.70%	200,917	3,008	5.99%
Taxable securities	3,380,880	28,861	3.41%	3,237,156	27,122	3.35%	1,883,535	10,971	2.33%
Tax-exempt securities	432,789	4,542	4.20%	433,556	4,015	3.70%	259,800	1,443	2.22%
Total securities	3,813,669	33,403	3.50%	3,670,712	31,137	3.39%	2,143,335	12,414	2.32%
Interest-bearing balances with banks	823,706	7,581	3.73%	784,455	7,480	3.78%	824,743	8,639	4.25%
Total interest-earning assets	23,883,997	342,985	5.81%	23,750,356	351,901	5.89%	16,135,864	223,565	5.61%
Cash and due from banks	290,611			287,137			181,869
Intangible assets	1,548,244			1,563,189			1,002,511
Other assets	1,132,508			1,092,857			669,392
Total assets	$26,855,360			$26,693,539			$17,989,636
Interest-bearing liabilities:
Interest-bearing demand(1)	$11,741,333	$72,025	2.49%	$11,428,429	$74,782	2.60%	$7,835,617	$54,710	2.83%
Savings deposits	1,289,327	876	0.28%	1,275,274	874	0.27%	813,451	711	0.35%
Time deposits	3,583,946	30,959	3.50%	3,439,216	30,017	3.46%	2,474,218	23,965	3.93%
Total interest-bearing deposits	16,614,606	103,860	2.54%	16,142,919	105,673	2.60%	11,123,286	79,386	2.89%
Borrowed funds	973,114	10,701	4.44%	1,242,124	13,867	4.44%	556,734	6,747	4.88%
Total interest-bearing liabilities	17,587,720	114,561	2.64%	17,385,043	119,540	2.73%	11,680,020	86,133	2.99%
Noninterest-bearing deposits	5,088,817			5,183,691			3,408,830
Other liabilities	290,242			275,014			208,105
Shareholders’ equity	3,888,581			3,849,791			2,692,681
Total liabilities and shareholders’ equity	$26,855,360			$26,693,539			$17,989,636
Net interest income/ net interest margin		$228,424	3.87%		$232,361	3.89%		$137,432	3.45%
Cost of funding			2.05%			2.10%			2.31%
Cost of total deposits			1.94%			1.97%			2.22%
(1) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Loan Portfolio

(Dollars in thousands)	As of
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Loan Portfolio:
Real estate - 1-4 family mortgage	$4,584,118	$4,635,033	$4,642,657	$4,648,443	$3,457,192
Construction and Land Development	1,898,629	1,905,636	1,990,657	1,795,197	1,325,547
Commercial Real Estate - Non-Owner Occupied	6,135,543	6,245,480	6,120,677	5,953,135	4,262,147
Commercial Real Estate - Owner Occupied	3,357,965	3,334,664	3,321,186	3,288,005	1,949,177
Commercial and Industrial	2,895,477	2,818,326	2,834,669	2,756,491	1,973,991
Consumer	103,516	107,900	115,675	122,176	87,539
Total loans	$18,975,248	$19,047,039	$19,025,521	$18,563,447	$13,055,593

Credit Quality and Allowance for Credit Losses on Loans

(Dollars in thousands)	As of
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Nonperforming Assets:
Nonaccruing loans	$197,515	$175,730	$170,756	$137,999	$98,638
Loans 90 days or more past due	2,779	288	792	3,860	95
Total nonperforming loans	200,294	176,018	171,548	141,859	98,733
Other real estate owned	12,954	15,191	10,578	11,750	8,654
Total nonperforming assets	$213,248	$191,209	$182,126	$153,609	$107,387

Criticized Loans
Classified loans	$349,068	$359,235	$392,721	$333,626	$224,654
Special Mention loans	176,345	201,428	219,792	159,931	95,778
Criticized loans	$525,413	$560,663	$612,513	$493,557	$320,432

Allowance for credit losses on loans	$295,862	$293,955	$297,591	$290,770	$203,931
Net loan charge-offs (recoveries)	$2,317	$9,109	$4,339	$12,054	$(125)
Annualized net loan charge-offs / average loans	0.05%	0.19%	0.09%	0.26%	—%
Nonperforming loans / total loans	1.06	0.92	0.90	0.76	0.76
Nonperforming assets / total assets	0.79	0.71	0.68	0.58	0.59
Allowance for credit losses on loans / total loans	1.56	1.54	1.56	1.57	1.56
Allowance for credit losses on loans / nonperforming loans	147.71	167.00	173.47	204.97	206.55
Criticized loans / total loans	2.77	2.94	3.22	2.66	2.45

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, April 29, 2026.

The webcast is accessible through Renasant’s investor relations website at www.renasant.com or https://event.choruscall.com/mediaframe/webcast.html?webcastid=SgFaqN4L. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2026 First Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com after the call and will remain accessible for one year. A replay can be accessed via telephone by dialing 1-855-669-9658 in the United States and entering conference number 8054019 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until May 13, 2026.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 122-year-old financial services institution. Renasant has assets of approximately $27.1 billion and operates 282 banking, lending, mortgage and wealth management offices throughout the Southeast and also offers factoring and asset-based lending on a nationwide basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” or similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause the Company’s actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management (including the possibility that such cost savings will not be realized when expected, or at all, as a result of the impact of, or challenges arising from, the integration of the acquired assets and assumed liabilities into the Company, potential adverse reactions or changes to business or employee relationships, or as a result of other unexpected factors or events); (ii) potential exposure to unknown or contingent risks and liabilities the Company has acquired or may acquire; (iii) the effect of economic conditions and interest rates on a national, regional or international basis; (iv) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (v) our ability to remediate the material weakness in the Company’s internal control over financial reporting identified in the Company’s most recent Annual Report on Form 10-K; (vi) competitive pressures in the consumer finance, commercial finance, financial services, asset management, retail banking, factoring and mortgage lending and auto lending industries; (vii) the financial resources of, and products available from, competitors; (viii) changes in laws and regulations as well as changes in accounting standards; (ix) changes in governmental and regulatory policy, whether applicable specifically to financial institutions or impacting the United States generally (such as, for example, changes in trade policy); (x) changes in the securities and foreign exchange markets; (xi) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (xii) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of the Company’s investment securities portfolio; (xiii) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xiv) changes in the sources and costs of the capital the Company uses to make loans and otherwise fund the Company’s operations, due to deposit outflows, changes in the mix of deposits and the cost and availability of borrowings; (xv) general economic, market or business conditions, including the impact of inflation; (xvi) changes in demand for loan and deposit products and other financial services; (xvii) concentrations of credit or deposit exposure; (xviii) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xix) losses resulting from fraudulent activity, including loan and deposit fraud and social engineering attacks targeting our customers, employees and third party vendors; (xx) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses, including as a result of sophisticated attacks using artificial intelligence (“AI”) and similar tools; (xxi) civil unrest, natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xxii) geopolitical conditions, including acts or threats of terrorism and actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; (xxiii) the impact, extent and timing of technological changes, including the rapid development of AI technologies; and (xxiv) other circumstances, many of which are beyond management’s control.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), this press release and the presentation slides furnished to the SEC on the same Form 8-K as this release contain non-GAAP financial measures, namely, (i) adjusted loan yield, (ii) adjusted net interest income and margin, (iii) pre-provision net revenue (including on an as-adjusted basis), (iv) adjusted net revenue and net income, (v) adjusted diluted earnings per share, (vi) tangible book value per share, (vii) the tangible common equity ratio, (viii) the adjusted return on average assets and on average equity and certain other performance ratios (namely, the ratio of pre-provision net revenue to average assets and the return on average tangible assets and on average tangible common equity (including each of the foregoing on an as-adjusted basis)), (ix) adjusted noninterest expense, and (x) the adjusted efficiency ratio.

These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, including related amortization, and/or certain gains or charges (such as, for the first quarter of 2026, gains on sales of mortgage servicing rights), with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below under the caption “Non-GAAP Reconciliations”.

None of the non-GAAP financial information that the Company has included in this release or the accompanying presentation slides are intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Non-GAAP Reconciliations

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Adjusted Pre-Provision Net Revenue (“PPNR”)
Net income (GAAP)	$88,228	$78,948	$59,788	$1,018	$41,518
Income taxes	22,195	17,885	15,478	1,649	10,448
Provision for credit losses (including unfunded commitments)	8,080	10,935	10,450	81,322	4,750
Pre-provision net revenue (non-GAAP)	$118,503	$107,768	$85,716	$83,989	$56,716
Merger and conversion related expenses	—	10,567	17,494	20,479	791
Gain on sales of MSR	(209)	—	—	(1,467)	—
Adjusted pre-provision net revenue (non-GAAP)	$118,294	$118,335	$103,210	$103,001	$57,507

Adjusted Net Income and Adjusted Tangible Net Income
Net income (GAAP)	$88,228	$78,948	$59,788	$1,018	$41,518
Amortization of intangibles	8,220	8,465	8,674	8,884	1,080
Tax effect of adjustments noted above(1)	(2,047)	(2,112)	(2,164)	(2,212)	(270)
Tangible net income (non-GAAP)	$94,401	$85,301	$66,298	$7,690	$42,328

Net income (GAAP)	$88,228	$78,948	$59,788	$1,018	$41,518
Merger and conversion related expenses	—	10,567	17,494	20,479	791
Day 1 acquisition provision for loan losses	—	—	—	62,190	—
Day 1 acquisition provision for unfunded commitments	—	—	—	4,422	—
Gain on sales of MSR	(209)	—	—	(1,467)	—
Tax effect of adjustments noted above(1)	52	(2,636)	(4,365)	(20,765)	(198)
Adjusted net income (non-GAAP)	$88,071	$86,879	$72,917	$65,877	$42,111
Amortization of intangibles	8,220	8,465	8,674	8,884	1,080
Tax effect of adjustments noted above(1)	(2,047)	(2,112)	(2,164)	(2,212)	(270)
Adjusted tangible net income (non-GAAP)	$94,244	$93,232	$79,427	$72,549	$42,921
Tangible Assets and Tangible Shareholders’ Equity
Average shareholders’ equity (GAAP)	$3,888,581	$3,849,791	$3,794,996	$3,745,051	$2,692,681
Average intangible assets	(1,548,244)	(1,563,189)	(1,578,846)	(1,589,490)	(1,002,511)
Average tangible shareholders’ equity (non-GAAP)	$2,340,337	$2,286,602	$2,216,150	$2,155,561	$1,690,170

Average assets (GAAP)	$26,855,360	$26,693,539	$26,456,596	$26,182,865	$17,989,636
Average intangible assets	(1,548,244)	(1,563,189)	(1,578,846)	(1,589,490)	(1,002,511)
Average tangible assets (non-GAAP)	$25,307,116	$25,130,350	$24,877,750	$24,593,375	$16,987,125

Shareholders’ equity (GAAP)	$3,866,918	$3,884,905	$3,825,778	$3,778,854	$2,727,105
Intangible assets	(1,545,059)	(1,552,452)	(1,566,788)	(1,583,533)	(1,001,923)
Tangible shareholders’ equity (non-GAAP)	$2,321,859	$2,332,453	$2,258,990	$2,195,321	$1,725,182

Total assets (GAAP)	$27,107,274	$26,751,426	$26,726,165	$26,624,975	$18,271,381
Intangible assets	(1,545,059)	(1,552,452)	(1,566,788)	(1,583,533)	(1,001,923)
Total tangible assets (non-GAAP)	$25,562,215	$25,198,974	$25,159,377	$25,041,442	$17,269,458

Adjusted Performance Ratios
Return on average assets (GAAP)	1.33%	1.17%	0.90%	0.02%	0.94%
Adjusted return on average assets (non-GAAP)	1.33	1.29	1.09	1.01	0.95
Return on average tangible assets (non-GAAP)	1.51	1.35	1.06	0.13	1.01
Pre-provision net revenue to average assets (non-GAAP)	1.79	1.60	1.29	1.29	1.28
Adjusted pre-provision net revenue to average assets (non-GAAP)	1.79	1.76	1.55	1.58	1.30
Adjusted return on average tangible assets (non-GAAP)	1.51	1.47	1.27	1.18	1.02
Return on average equity (GAAP)	9.20	8.14	6.25	0.11	6.25
Adjusted return on average equity (non-GAAP)	9.19	8.95	7.62	7.06	6.34
Return on average tangible equity (non-GAAP)	16.36	14.80	11.87	1.43	10.16
Adjusted return on average tangible equity (non-GAAP)	16.33	16.18	14.22	13.50	10.30

Adjusted Diluted Earnings Per Share
Average diluted shares outstanding	94,228,343	95,172,380	95,284,603	95,136,160	64,028,025

Diluted earnings per share (GAAP)	$0.94	$0.83	$0.63	$0.01	$0.65
Adjusted diluted earnings per share (non-GAAP)	$0.93	$0.91	$0.77	$0.69	$0.66

Tangible Book Value Per Share
Shares outstanding	92,881,329	94,636,207	95,020,881	95,019,311	63,739,467

Book value per share (GAAP)	$41.63	$41.05	$40.26	$39.77	$42.79
Tangible book value per share (non-GAAP)	$25.00	$24.65	$23.77	$23.10	$27.07

Tangible Common Equity Ratio
Shareholders’ equity to assets (GAAP)	14.27%	14.52%	14.31%	14.19%	14.93%
Tangible common equity ratio (non-GAAP)	9.08%	9.26%	8.98%	8.77%	9.99%

Adjusted Efficiency Ratio
Net interest income (FTE) (GAAP)	$228,424	$232,361	$228,131	$222,717	$137,432

Total noninterest income (GAAP)	$50,272	$51,125	$46,026	$48,334	$36,395
Gain on sales of MSR	(209)	—	—	(1,467)	—
Total adjusted noninterest income (non-GAAP)	$50,063	$51,125	$46,026	$46,867	$36,395

Noninterest expense (GAAP)	$155,328	$170,750	$183,830	$183,204	$113,876
Amortization of intangibles	(8,220)	(8,465)	(8,674)	(8,884)	(1,080)
Merger and conversion expense	—	(10,567)	(17,494)	(20,479)	(791)
Total adjusted noninterest expense (non-GAAP)	$147,108	$151,718	$157,662	$153,841	$112,005

Efficiency ratio (GAAP)	55.73%	60.23%	67.05%	67.59%	65.51%
Adjusted efficiency ratio (non-GAAP)	52.82%	53.52%	57.51%	57.07%	64.43%

Adjusted Net Revenue
Net interest income (FTE) (GAAP)	$228,424	$232,361	$228,131	$222,717	$137,432
Total adjusted noninterest income (non-GAAP)	50,063	51,125	46,026	46,867	36,395
Adjusted net revenue (non-GAAP)	$278,487	$283,486	$274,157	$269,584	$173,827

Adjusted Net Interest Income and Adjusted Net Interest Margin
Net interest income (FTE) (GAAP)	$228,424	$232,361	$228,131	$222,717	$137,432
Net interest income collected on problem loans	(210)	(2,767)	(664)	(2,779)	(1,026)
Accretion recognized on purchased loans	(15,248)	(13,632)	(16,862)	(17,834)	(558)
Amortization recognized on purchased time deposits	—	—	2,995	4,396	—
Amortization recognized on purchased long term borrowings	336	335	837	1,072	—
Adjustments to net interest income	$(15,122)	$(16,064)	$(13,694)	$(15,145)	$(1,584)
Adjusted net interest income (FTE) (non-GAAP)	$213,302	$216,297	$214,437	$207,572	$135,848

Net interest margin (GAAP)	3.87%	3.89%	3.85%	3.85%	3.45%
Adjusted net interest margin (non-GAAP)	3.61%	3.62%	3.62%	3.58%	3.42%

Adjusted Loan Yield
Loan interest income (FTE) (GAAP)	$299,125	$309,667	$311,903	$304,834	$199,504
Net interest income collected on problem loans	(210)	(2,767)	(664)	(2,779)	(1,026)
Accretion recognized on purchased loans	(15,248)	(13,632)	(16,862)	(17,834)	(558)
Adjusted loan interest income (FTE) (non-GAAP)	$283,667	$293,268	$294,377	$284,221	$197,920

Loan yield (GAAP)	6.37%	6.45%	6.60%	6.63%	6.24%
Adjusted loan yield (non-GAAP)	6.04%	6.11%	6.23%	6.18%	6.19%
(1) Tax effect is calculated based on the respective legal entity’s appropriate federal and state tax rates (as applicable) for the period, and includes the estimated impact of both current and deferred tax expense.

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